                                                                     EXHIBIT 2.2
                 FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT
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                       [Lakewood Square Shopping Center]

          THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment") is made as of the 7th day of April, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-1 and FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-2 (collectively, the "Seller"), each a Florida limited partnership, and M&H REALTY PARTNERS III L.P. ("Purchaser"), a California limited partnership.

                                   RECITALS

          Seller and Purchaser entered into that certain Real Estate Sale Agreement (the "Purchase Agreement") dated as of March 24, 1997, relating to certain real estate (the "Property") in the City of Lakewood, Los Angeles County, State of California, which parcel is more particularly described in EXHIBIT A to the Agreement. All capitalized terms which are used but not defined in this Amendment shall have the same respective meanings ascribed to such terms in the Purchase Agreement. Seller and Purchaser desire to amend the Purchase Agreement as more particularly set forth below.

          THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

          1.  Review Period.  The Review Period is hereby extended to, and shall
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expire at, 5:00 p.m., Chicago, Illinois time on April 25, 1997. The parties acknowledge that the foregoing extension is intended to give Purchaser until April 11, 1997, to review the results of certain additional environmental testing, and two weeks thereafter to perform the balance of its due diligence investigations. Purchaser agrees that it shall terminate the Purchase Agreement on or before April 14, 1997, if Purchaser is not satisfied with the results of the additional environmental testing on or before April 11, 1997.

          2.  Counterparts.  This Amendment may be executed in any number of
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counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

          3.  Effect of Amendment.  Except as expressly amended hereby, the
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Purchase Agreement shall remain in full force and effect and otherwise unmodified.

                           [signature page follows]
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        SIGNATURE PAGE TO FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT
                       [Lakewood Square Shopping Center]

          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-1, a Florida limited partnership

           By:  First Capital Financial Corporation, a
                Florida corporation, its general partner


                By:__________________________________
                Its:_________________________________

           FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-2 a Florida limited partnership

           By:  First Capital Financial Corporation, a
                Florida corporation, its general partner


                By:__________________________________
                Its:_________________________________


PURCHASER: M&H REALTY PARTNERS III L.P.
           a California limited partnership

           By:  MHRP III L.P., a California limited
                partnership, its general partner

                By:  Merlone/Hagenbuch Inc., a California
                     corporation, its general partner


                     By:_____________________________
                     Its:____________________________

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